Exhibit 99.1

Quest Diagnostics Reports First Quarter 2025 Financial Results;
Reaffirms Revenue and Adjusted Diluted EPS Guidance for Full Year 2025

•First quarter revenues of $2.65 billion, up 12.1% from 2024
•First quarter reported diluted earnings per share ("EPS") of $1.94, up 12.8% from 2024; and adjusted diluted EPS of $2.21, up 8.3% from 2024
•Full year 2025 reported diluted EPS now expected to be between $8.62 and $8.87; and adjusted diluted EPS is expected to remain between $9.55 and $9.80

SECAUCUS, N.J., April 22, 2025 - Quest Diagnostics Incorporated (NYSE: DGX), a leading provider of diagnostic information services, today announced financial results for the first quarter ended March 31, 2025.

“In the first quarter, we delivered strong revenue growth of approximately 12%, including nearly 2.5% in organic growth, as demand rebounded in March following weather impacts early in the quarter. Our growth was due to contributions from acquisitions and large enterprise accounts, demand for our advanced diagnostics portfolio, and expanded health plan access,” said Jim Davis, Chairman, CEO and President. “We are reaffirming our revenue and adjusted EPS guidance for the full year 2025."

	Three Months Ended March 31,
	2025	2024	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,652	$2,366	12.1%
Diagnostic Information Services revenues	$2,589	$2,298	12.7%
Revenue per requisition			0.3%
Requisition volume			12.4%
Organic requisition volume			(0.9)%
Operating income (a)	$346	$300	15.4%
Operating income as a percentage of net revenues (a)	13.0%	12.7%	0.3%
Net income attributable to Quest Diagnostics (a)	$220	$194	13.2%
Diluted EPS (a)	$1.94	$1.72	12.8%
Cash provided by operations	$314	$154	103.4%
Capital expenditures	$117	$104	11.9%

Adjusted (a):
Operating income	$406	$349	16.3%
Operating income as a percentage of net revenues	15.3%	14.8%	0.5%
Net income attributable to Quest Diagnostics	$251	$230	9.0%
Diluted EPS	$2.21	$2.04	8.3%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2025

The company updates its full year 2025 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$10.70 billion	$10.85 billion	$10.70 billion	$10.85 billion
Net revenues increase	8.4%	9.9%	8.4%	9.9%
Reported diluted EPS	$8.62	$8.87	$8.34	$8.59
Adjusted diluted EPS	$9.55	$9.80	$9.55	$9.80
Cash provided by operations	Approximately $1.5 billion		Approximately $1.45 billion
Capital expenditures	Approximately $500 million		Approximately $500 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on April 22, 2025 until midnight Eastern Time on May 6, 2025, by phone at 866-361-4757 for domestic callers or 203-369-0183 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics works across the healthcare ecosystem to create a healthier world, one life at a time. We provide diagnostic insights from the results of our laboratory testing to empower people, physicians and organizations to take action to improve health outcomes. Derived from one of the world's largest databases of de-identifiable clinical lab results, Quest's diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve healthcare management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our more than 55,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives and create a healthier world. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, uncertain and volatile economic conditions, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government policies, including related to trade, and regulations, changing relationships with customers, payers, suppliers or strategic partners, acquisitions and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Wendy Bost, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2025 and 2024
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenues	$2,652	$2,366

Operating costs and expenses and other operating income:
Cost of services	1,789	1,595
Selling, general and administrative	476	440
Amortization of intangible assets	39	29
Other operating expense, net	2	2
Total operating costs and expenses, net	2,306	2,066

Operating income	346	300

Other income (expense):
Interest expense, net	(67)	(43)
Other (expense) income, net	(3)	9
Total non-operating expense, net	(70)	(34)

Income before income taxes and equity in earnings of equity method investees	276	266
Income tax expense	(59)	(66)
Equity in earnings of equity method investees, net of taxes	18	8
Net income	235	208
Less: Net income attributable to noncontrolling interests	15	14
Net income attributable to Quest Diagnostics	$220	$194

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.97	$1.74

Diluted	$1.94	$1.72

Weighted average common shares outstanding:
Basic	111	111

Diluted	113	112

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2025 and December 31, 2024
(in millions, except per share data)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$188	$549
Accounts receivable, net	1,404	1,304
Inventories	189	188
Prepaid expenses and other current assets	294	351
Total current assets	2,075	2,392
Property, plant and equipment, net	2,098	2,113
Operating lease right-of-use assets	656	651
Goodwill	8,849	8,856
Intangible assets, net	1,725	1,763
Investments in equity method investees	134	123
Other assets	260	255
Total assets	$15,797	$16,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,267	$1,394
Current portion of long-term debt	1	602
Current portion of long-term operating lease liabilities	173	173
Total current liabilities	1,441	2,169
Long-term debt	5,858	5,615
Long-term operating lease liabilities	538	535
Other liabilities	917	938
Redeemable noncontrolling interest	81	83
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2025 and December 31, 2024; 162 shares issued as of both March 31, 2025 and December 31, 2024	2	2
Additional paid-in capital	2,310	2,361
Retained earnings	9,490	9,360
Accumulated other comprehensive loss	(83)	(88)
Treasury stock, at cost; 50 and 51 shares as of March 31, 2025 and December 31, 2024, respectively	(4,790)	(4,857)
Total Quest Diagnostics stockholders’ equity	6,929	6,778
Noncontrolling interests	33	35
Total stockholders’ equity	6,962	6,813
Total liabilities and stockholders’ equity	$15,797	$16,153

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2025 and 2024
(in millions)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$235	$208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140	116
Provision for credit losses	1	1
Deferred income tax expense (benefit)	7	(18)
Stock-based compensation expense	22	22
Other, net	(1)	11
Changes in operating assets and liabilities:
Accounts receivable	(101)	(114)
Accounts payable and accrued expenses	(53)	(152)
Income taxes payable	15	42
Other assets and liabilities, net	49	38
Net cash provided by operating activities	314	154

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(142)
Capital expenditures	(117)	(104)
Other investing activities, net	2	33
Net cash used in investing activities	(115)	(213)

Cash flows from financing activities:
Proceeds from borrowings	215	—
Repayments of debt	(600)	—
Exercise of stock options	29	12
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(42)	(23)
Dividends paid	(84)	(79)
Distributions to noncontrolling interest partners	(18)	(11)
Other financing activities, net	(61)	(52)
Net cash used in financing activities	(561)	(153)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1	—

Net change in cash and cash equivalents and restricted cash	(361)	(212)
Cash and cash equivalents and restricted cash, beginning of period	549	686
Cash and cash equivalents and restricted cash, end of period	$188	$474

Cash paid during the period for:
Interest	$32	$44
Income taxes	$4	$3

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$220	$194
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$219	$193

Weighted average common shares outstanding - basic	111	111
Effect of dilutive securities:
Stock options and performance share units	2	1
Weighted average common shares outstanding - diluted	113	112

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.97	$1.74
Diluted	$1.94	$1.72

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2025
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$346	13.0%	$(59)	$18	$220	$1.94
Restructuring and integration charges (a)	19	0.7	(5)	—	14	0.13
Other charges (b)	2	0.1	—	—	2	0.02
Other gains (c)	—	—	2	(8)	(6)	(0.06)
Amortization expense	39	1.5	(9)	—	30	0.26
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$406	15.3%	$(80)	$10	$251	$2.21

	Three Months Ended March 31, 2024
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$300	12.7%	$(66)	$8	$194	$1.72
Restructuring and integration charges (a)	17	0.7	(4)	—	13	0.12
Other charges (b)	3	0.2	—	—	3	0.03
Amortization expense	29	1.2	(7)	—	22	0.19
ETB	—	—	(2)	—	(2)	(0.02)
As adjusted	$349	14.8%	$(79)	$8	$230	$2.04

(a)For both the three months ended March 31, 2025 and 2024, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended March 31,
	2025	2024
	(dollars in millions)
Cost of services	$6	$13
Selling, general and administrative	13	4
Operating income	$19	$17

(b)For both the three months ended March 31, 2025 and 2024, the pre-tax impact primarily represents a loss associated with the change in the fair value of the contingent consideration accrual associated with previous acquisitions, recorded in other operating expense, net.

(c)The three months ended March 31, 2025 includes pre-tax gains of $8 million, recorded in equity in earnings of equity method investees, net of taxes, principally consisting of a non-recurring gain related to a lease.

(d)For restructuring and integration charges, other gains/charges, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2025 and 2024.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2025 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2025. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2025 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$8.62	$8.87
Restructuring and integration charges (a)	0.27	0.27
Amortization expense (b)	1.04	1.04
Other charges (c)	0.12	0.12
Other gains (d)	(0.36)	(0.36)
ETB	(0.14)	(0.14)
Adjusted diluted EPS	$9.55	$9.80

(a)Represents estimated pre-tax charges of $41 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $160 million. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(c)Principally represents estimated pre-tax net losses of $12 million associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. No income tax benefits are recorded on the changes associated with the contingent consideration accrual.

(d)Includes a pre-tax gain of $46 million related to a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act associated with the retention of employees. Also, includes a pre-tax non-recurring gain of $8 million related to a lease. Income tax impacts on the gains were calculated using a combined statutory income tax rate of 25.5%.